Exhibit 10.12

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 14, 2021 (this “Agreement”), is made by and among ProFrac Services, LLC (the “Borrower”), ProFrac Holdings, LLC (“Holdings”), ProFrac Manufacturing, LLC (“Manufacturing”), each Lender under the Existing Credit Agreement (as defined below), and Barclays Bank PLC, as Agent (in such capacity, the “Agent”), the Letter of Credit Issuer and the Swingline Lender.

RECITALS

WHEREAS, the Borrower, Holdings, Manufacturing, the Lenders, the Letter of Credit Issuer, the Swingline Lender, the Collateral Agent and the Agent are party to that certain Credit Agreement, dated as of March 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, as amended by this Agreement, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Agreement, the “Credit Agreement”; capitalized terms not otherwise defined herein having the meanings ascribed to them in the Credit Agreement);

WHEREAS, the Borrower wishes to make certain amendments to the Existing Credit Agreement on the terms set forth herein; and

WHEREAS, in accordance with Section 12.1 of the Existing Credit Agreement, the Existing Credit Agreement may be amended, supplemented or modified in writing signed by each Lender, the Letter of Credit Issuer, the Swingline Lender, the Administrative Agent and the Borrower;

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement. The Existing Credit Agreement is, as of the Fifth Amendment Effective Date (as defined below) and subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Agreement, hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement shall be and it hereby is amended by adding the following definitions, to be placed in the appropriate alphabetical order, to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“FCA” has the meaning assigned to such term in Section 5.5(c).

“IBA” has the meaning assigned to such term in Section 5.5(c).

“Payment” has the meaning assigned to such term in Section 13.24(a).

“Payment Notice” has the meaning assigned to such term in Section 13.24(b).

“Recipient” has the meaning assigned to such term in Section 13.24(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b) Section 1.1 of the Existing Credit Agreement shall be and it hereby is amended by amending and restating the following definitions in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c) Section 5.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) If the Agent determines that (i) for any reason adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or (ii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Loan, then, in each case of the foregoing, the Agent will promptly so notify the Borrower and each Lender thereof. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans and the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended.

(b) Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section 5.5 and/or is advised by the Required Lenders of their determination in accordance with clause (a)(ii) of this Section 5.5 and the Borrower shall so request, the Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “Eurocurrency Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Loans impacted by clauses (a)(i) and (a)(ii) of this Section 5.5 will be handled as otherwise provided pursuant to the terms of this Section 5.5.

(c) Benchmark Replacement Provisions. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:

(i) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in a determination of Base Rate.

(iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv) Notices: Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.5(c).

(v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(d) Certain Defined Terms. As used in this Section 5.5, the following terms have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 5.5(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

1) For purposes of Section 5.5(c)(i), the first alternative set forth below that can be determined by the Agent:

a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 5.5(c)(i); and

2) For purposes of Section 5.5(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

1) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

2) the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

(d) Article XIII of the Existing Credit Agreement is hereby amended and restated by adding the following new Section 13.24 immediately following the end of Section 13.23 of the Existing Credit Agreement:

(a) Each Lender (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e) Each party’s obligations, agreements and waivers under this Section 13.24 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(e) Section 14.21 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 14.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 2. Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Fifth Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied in accordance with the terms herein:

(a) this Agreement shall have been executed and delivered by the Borrower, Holdings, Manufacturing, the Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender to the Existing Credit Agreement;

(b) the representations and warranties set forth in this Agreement or any other Loan Document shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(c) no Default or Event of Default shall have occurred and be continuing or shall result, in each case, after giving effect to this Agreement; and

(d) the Agent and the Lenders shall have received all other fees and amounts due and payable on or prior to the Fifth Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Agreement.

SECTION 3. Representations and Warranties of the Obligors. To induce the Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and Lenders party hereto to enter into this Agreement, each of the Borrower, Holdings and Manufacturing hereby represent and warrant to the Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender that:

(a) each of the Borrower, Holdings and Manufacturing has the corporate power and authority, and the legal right, to execute, delivery and perform this Agreement. Each of the Borrower, Holdings and Manufacturing has taken all necessary corporate action to authorize the execution, delivery and performance, as applicable, of this Agreement. This Agreement has been duly executed and delivered on behalf of the Borrower, Holdings and Manufacturing. Upon its execution, this Agreement constitutes a legal, valid and binding obligation of each of the Borrower, Holdings and Manufacturing, enforceable against each of the Borrower, Holdings and Manufacturing in accordance with its terms. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement does not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries or (c) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing;

(b) no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Agreement;

(c) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement, other than (i) those that have been obtained or made and are in full force and effect and (ii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

(d) after giving effect to this Agreement, the representations and warranties of the Borrower and each of the other Obligors contained in the Credit Agreement and each other Loan Document are true and correct in all material respects, except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date, except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects (except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects as of such earlier date).

By executing this Agreement and making the representations and warranties set forth herein, each of the Borrower, Holdings and Manufacturing is certifying that the conditions set forth in clauses (c) and (d) of Section 2 of this Agreement have been satisfied.

SECTION 4. Expenses. The Borrower hereby reconfirms the obligations of the Borrower pursuant to Section 14.7 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement.

SECTION 5. No Other Consents, Amendments or Waivers; Reaffirmation of the Loan Parties.

(f) Except as expressly provided herein (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, Letter of Credit Issuer, Swingline Lender or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time. Notwithstanding anything to the contrary herein, to the extent there is a conflict between (x) this Agreement and (y) any provision of the Existing Credit Agreement, the Lenders and each other Obligor hereby agree that this Agreement and such amendments to the Credit Agreement shall control.

(g) This Agreement shall constitute a Loan Document.

(h) Each of the Borrower, Holdings and Manufacturing hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Existing Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and Manufacturing hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 6. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Barclays Bank PLC, in its capacity as Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 7. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

SECTION 8. Integration; Effect of Modifications. This Agreement represents the entire agreement of the Borrower, the other Obligors, the Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender or any Lender relative to the subject matter hereof not expressly set forth or referred to herein. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Agreement is a Loan Document.

SECTION 9. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 11. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, the Credit Agreement, or any instrument or agreement required hereunder.

SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

PROFRAC SERVICES, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: Chief Financial Officer

PROFRAC HOLDINGS, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement]

BARCLAYS BANK PLC, as the Agent, the
Letter of Credit Issuer, the Swingline Lender and a Lender

By:	/s/ Anh Tran
Name: Anh Tran
Title: Assistant Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Royston
Name: Jeff Royston
Title: SVP

If a second signatory is necessary:

By:
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Richard Holston
Name: Richard Holston
Title: Vice President

By:	/s/ Mark Schafer
Name: Mark Schafer
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]